Exhibit 3.2
BYLAWS

OF

IDEAL POWER INC.

ARTICLE I:  OFFICES

SECTION 1.  Registered Office.  The registered office of Ideal Power Inc. (the “Corporation”) shall be at 1811 Silverside Road, City of Wilmington, County of New Castle, State of Delaware 19808, and the name of the registered agent in charge thereof shall be VCorp Services, LLC.

SECTION 2.  Principal Office.  The principal office for the transaction of the business of the Corporation shall be at such place as the Board of Directors of the Corporation (the “Board”) may determine.  The Board is hereby granted full power and authority to change said principal office from one location to another.

SECTION 3.  Other Offices.  The Corporation may also have an office or offices at such other place or places, either within or without the State of Delaware, as the Board may from time to time determine or as the business of the Corporation may require.

ARTICLE II:  MEETINGS OF STOCKHOLDERS

SECTION 1.  Place of Meetings.  All annual meetings of stockholders and all other meetings of stockholders shall be held either at the principal office of the Corporation or at any other place within or without the State of Delaware that may be designated by the Board pursuant to authority hereinafter granted to the Board.

SECTION 2.  Annual Meetings.  Annual meetings of stockholders of the Corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings may be held at such time and place and on such date as the Board shall determine by resolution.

SECTION 3.  Special Meetings.  Special meetings of the stockholders of the Corporation (i) may be called by the Chairman of the Board, the Chief Executive Officer or the Board, at any time and for any purpose or purposes, and (ii) shall be called by the Secretary upon the written request of the holders of record of at least twenty-five percent (25%) of the outstanding shares of common stock of the Corporation (the “Requisite Percentage”), subject to and in compliance with Article 10 of the Certificate of Incorporation of the Corporation (as the same may be amended and/or restated from time to time, the “Certificate of Incorporation”), or any successor provision thereto, and this Section 3.

    (A)           In order for a special meeting to be called upon stockholder request (“Stockholder Requested Special Meeting”), one or more requests for a special meeting (each, a “Special Meeting Request” and, collectively, the “Special Meeting Requests”), in the form required by this section (A) of this Section 3, must be signed by Proposing Persons (as defined below) that have a combined Net Long Beneficial Ownership (as defined below) of at least the Requisite Percentage.  Only Proposing Persons who are stockholders of record at the time the Special Meeting Requests representing the Requisite Percentage are validly delivered pursuant to this Section 3 shall be entitled to sign a Special Meeting Request.  In determining whether a Stockholder Requested Special Meeting has been properly requested by Proposing Persons that have a combined Net Long Beneficial Ownership of at least the Requisite Percentage, multiple Special Meeting Requests delivered to the Secretary will be considered together only if (i) each Special Meeting Request identifies the same purpose or purposes of the Stockholder Requested Special Meeting and the same matters proposed to be acted on at such meeting (in each case as determined in good faith by the Board), and (ii) such Special Meeting Requests have been dated and delivered to the Secretary within thirty (30) days of the earliest dated Special Meeting Request.  To be in proper form, such Special Meeting Request(s) shall comply with, and shall include and set forth, the following:

       (1)           As to each Proposing Person, (a) the name and address of each Proposing Person (including, if applicable, the name and address as they appear on the Corporation’s books), (b) the class and number of shares of the Corporation which are owned beneficially and of record by such Proposing Person (with evidence of such ownership attached), except that such Proposing Person shall be deemed for such purpose to beneficially own any shares of any class or series of capital stock of the Corporation as to which such Proposing Person has the right to acquire (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (c) a representation that such Proposing Person intends to hold the shares of the Corporation described in the immediately preceding clause (b) through the date of the Stockholder Requested Special Meeting and (d) an acknowledgement by the Proposing Person that any reduction in such Proposing Person’s Net Long Beneficial Ownership with respect to which a Special Meeting Request relates following the delivery of such Special Meeting Request to the Secretary shall constitute a revocation of such Special Meeting Request to the extent of such reduction;

       (2)           As to the purpose or purposes of the Stockholder Requested Special Meeting, a reasonably brief statement of the specific purpose or purposes of the Stockholder Requested Special Meeting, the matter(s) proposed to be acted on at the Stockholder Requested Special Meeting and the reasons for conducting such business at the Stockholder Requested Special Meeting, and the text of any proposal or business to be considered at the Stockholder Requested Special Meeting (including the text of any resolutions proposed to be considered and, in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment); and

       (3)           Such other information and representations as would be required by Article 12 of the Certificate of Incorporation and Section 9 of Article II of these Bylaws if incorporated in this Section 3, including, without limitation, all such information regarding any material interest of the Proposing Person in the matter(s) proposed to be acted on at the Stockholder Requested Special Meeting, all agreements, arrangements or understandings between or among any Proposing Person and any other record holder or beneficial owner of shares of any class or series of capital stock of the Corporation in connection with the Special Meeting Record Date Request, the Special Meeting Request, or the matter(s) proposed to be brought before the Stockholder Requested Special Meeting.

       (4) Definitions.

       (a)           “Proposing Person” shall mean (i) each stockholder of record that signs a Special Meeting Request pursuant section (A) of this Section 3, (ii) the beneficial owner or beneficial owners, if different, on whose behalf such Special Meeting Request is made, (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation or associate (within the meaning of Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for purposes of these Bylaws) of such stockholder or beneficial owner, and (iv) any other person with whom such stockholder or such beneficial owner (or any of their respective associates or other participants in such solicitation) is Acting in Concert.

       (b)           A person shall be deemed to be “Acting in Concert” with another person for purposes of these Bylaws if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert or in parallel with, or towards a common goal with such other person, relating to changing or influencing the control of the Corporation or in connection with or as a participant in any transaction having that purpose or effect, where (i) each person is conscious of the other person’s conduct and this awareness is an element in their decision-making processes and (ii) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel; provided, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of (x) revocable proxies or consents from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy or consent solicitation statement filed on Schedule 14A or (y) tenders of securities from such other person in a public tender or exchange offer made pursuant to, and in accordance with, Section 14(d) of the Exchange Act by means of a tender offer statement filed on Schedule TO.  A person Acting in Concert with another person shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other person.

       (c)           “Net Long Beneficial Ownership” shall mean those shares of issued and outstanding common stock of the Corporation as to which the stockholder or Proposing Person, as applicable, possesses (i) the sole power to vote or direct the voting, (ii) the sole economic incidents of ownership (including the sole right to profits and the sole risk of loss), and (iii) the sole power to dispose of or direct the disposition.  The number of shares calculated in accordance with clauses (i), (ii) and (iii) shall not include any derivative security, including but not limited to puts, calls, options, warrants, convertible securities, or other rights or obligations to buy or sell securities.

    (B)           Notwithstanding anything to the contrary in this Section 3:

       (1)           The Secretary shall not accept, and shall consider ineffective, a Special Meeting Request if (a) such Special Meeting Request does not comply with Article 10 of the Certificate of Incorporation, these Bylaws, or relates to an item of business that is not a proper subject for stockholder action under applicable law, (b) the Special Meeting Request is received by the Corporation during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the date of the final adjournment of the next annual meeting of stockholders, (c) an identical or substantially similar item (a “Similar Item”) to that included in the Special Meeting Request was presented at any meeting of stockholders held within one year prior to receipt by the Corporation of such Special Meeting Request, (d) the Board calls an annual or special meeting of stockholders (in lieu of calling the Stockholder Requested Special Meeting) in accordance with section (B)(3) of this Section 3, (e) a Similar Item is already included in the Corporation’s notice as an item of business to be brought before a meeting of the stockholders that has been called but not yet held, or (f) such Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act, or other applicable law.

       (2)           Business transacted at any Stockholder Requested Special Meeting shall be limited to the purpose stated in the valid Special Meeting Request; provided, however, that nothing herein shall prohibit the Board from submitting matters to the stockholders at any Stockholder Requested Special Meeting.  If none of the Proposing Persons who submitted the Special Meeting Request appears at or sends a qualified representative to the Stockholder Requested Special Meeting to present the matters to be presented for consideration that were specified in the Stockholder Meeting Request, the Corporation need not present such matters for a vote at such meeting.  A “qualified representative” of a Proposing Person shall be, if such Proposing Person is (a) a general or limited partnership, any general partner or person who functions as a general partner of the general or limited partnership or who controls the general or limited partnership, (b) a corporation, a duly appointed officer of the corporation, (c) a limited liability company, any manager or officer (or person who functions as an officer) of the limited liability company or any officer, director, manager or person who functions as an officer, director or manager of any entity ultimately in control of the limited liability company or (d) a trust, any trustee of such trust.

       (3)           If a Special Meeting Request is made that complies with this Section 3 and Article 10 of the Certificate of Incorporation, the Board may (in lieu of calling the Stockholder Requested Special Meeting) present a Similar Item for stockholder approval at any other meeting of stockholders that is held within one hundred twenty (120) days after the Corporation receives such Special Meeting Request.

       (4)           Any Proposing Person may revoke a Special Meeting Request by written revocation delivered to, or mailed and received by, the Secretary at any time prior to the date of the Stockholder Requested Special Meeting.  In the event any revocation(s) are received by the Secretary after the Secretary’s receipt of a valid Special Meeting Request(s) from the holders of the Requisite Percentage of stockholders or any Special Meeting Request is deemed to be revoked as a result of section (A)(1)(d) of this Section 3, and as a result of such revocation(s), there no longer are valid unrevoked Special Meeting Request(s) from the Requisite Percentage of stockholders to call a special meeting, the Board shall have the discretion to determine whether or not to proceed with the Stockholder Requested Special Meeting.

       (5)           Notwithstanding anything in these Bylaws to the contrary, the Secretary shall not be required to call a special meeting except in accordance with Article 10 of the Certificate of Incorporation and this Section 3.  If the Board shall determine that any Special Meeting Request was not properly made in accordance with Article 10 of the Certificate of Incorporation or these Bylaws, or shall determine that the stockholder or stockholders submitting such Special Meeting Request have not otherwise complied with Article 10 of the Certificate of Incorporation or these Bylaws, then the Board shall not be required to take any action in connection with the Stockholder Requested Special Meeting, and the Secretary shall not be required to call such meeting.  In addition to the requirements of this Section 3, each Proposing Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any request to fix a Special Meeting Request.

    (C)           In connection with a Stockholder Requested Special Meeting called in accordance with this Section 3, each Proposing Person that signed and delivered a Special Meeting Request shall further update and supplement the information previously provided to the Corporation in connection with such request, if necessary, so that the information provided or required to be provided in such request pursuant to this Section 3 shall be true and correct as of the record date for notice of the Stockholder Requested Special Meeting and as of the date that is ten (10) business days prior to the Stockholder Requested Special Meeting or any adjournment or postponement thereof.  Such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for notice of the special meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the special meeting or any adjournment or postponement thereof.  As used herein, the term “business day” shall mean any day that is not a Saturday or Sunday or a day on which banks in the city of the Corporation’s principal place of business are required or permitted to close.

    (D)           Any special meeting of stockholders, including any Stockholder Requested Special Meeting, shall be held at such date and time as may be fixed by the Board in accordance with these Bylaws and in compliance with applicable law.

SECTION 4.  Notice of Meetings.  Except as otherwise required by law, notice of each meeting of stockholders, whether annual or special, shall be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting by delivering a typewritten or printed notice thereof to such stockholder personally, or by depositing such notice in the United States mail, in a postage prepaid envelope, directed to such stockholder at such stockholder’s post office address furnished by such stockholder to the Secretary of the Corporation for such purpose, or, if such stockholder shall not have furnished an address to the Secretary for such purpose, then at such stockholder’s post office address last known to the Secretary, or by transmitting a notice thereof to such stockholder at such address by electronic transmission in accordance with Section 232 of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”).  Except as otherwise expressly required by law, no publication of any notice of a meeting of stockholders shall be required.  Every notice of a meeting of stockholders shall state the place, date and hour of the meeting and, in the case of a special meeting, shall also state the purpose for which the meeting is called.  Notice of any meeting of stockholders shall not be required to be given to any stockholder to whom notice may be omitted pursuant to applicable law or who shall have waived such notice, and such notice shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, except a stockholder who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Except as otherwise expressly required by law, notice of any adjourned meeting of stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.

SECTION 5.  Quorum.  Except as otherwise required by law, the holders of record of a majority in voting interest of the shares of stock of the Corporation entitled to be voted thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of stockholders of the Corporation or any adjournment thereof.  Subject to the requirement of a larger percentage vote contained in the Certificate of Incorporation, these Bylaws (these “Bylaws”) or by statute, the stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding any withdrawal of stockholders that may leave less than a quorum remaining, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.  In the absence of a quorum at any meeting or any adjournment thereof, a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat or, in the absence therefrom of all the stockholders, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting from time to time.  At any such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.

SECTION 6.  Voting.  Each stockholder shall, at each meeting of stockholders, be entitled to vote in person or by proxy each share of stock of the Corporation that has voting rights on the matter in question and that shall have been held by such stockholder and registered in such stockholder’s name on the books of the Corporation:

    (A)           on the date fixed pursuant to Article VI, Section 5 of these Bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting; or

    (B)           if no such record date shall have been so fixed, then (i) at the close of business on the day immediately preceding the day upon which notice of the meeting shall be given or (ii) if notice of the meeting shall be waived, at the close of business on the day immediately preceding the day upon which the meeting shall be held.  Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors in such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes.  Persons holding stock of the Corporation in a fiduciary capacity shall be entitled to vote such stock.  Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation the pledgor shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or the pledgee’s proxy, may represent such stock and vote thereon.  Stock having voting power standing of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or with respect to which two (2) or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the Delaware General Corporation Law.

Any such voting rights may be exercised by the stockholder entitled thereto in person or by such stockholder’s proxy appointed by an instrument in writing (or in such manner prescribed by the Delaware General Corporation Law) by such stockholder or by such stockholder’s attorney thereunto authorized and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three (3) years from its date unless said proxy shall provide for a longer period.  The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless such stockholder shall in writing so notify the secretary of the meeting prior to the voting of the proxy.  At any meeting of stockholders, all matters, except as otherwise provided in the Certificate of Incorporation, in these Bylaws or by law, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat and thereon, a quorum being present.  The vote at any meeting of stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting.  On a vote by ballot, each ballot shall be signed by the stockholder voting, or by such stockholder’s proxy, if there be such proxy, and it shall state the number of shares voted.

SECTION 7.  List of Stockholders.  The Secretary of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of such stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, in such manner as prescribed by the Delaware General Corporation Law.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 8.  Judges.  If at any meeting of stockholders a vote by written ballot shall be taken on any question, the chairman of such meeting may appoint a judge or judges to act with respect to such vote. Each judge so appointed shall first subscribe an oath faithfully to execute the duties of a judge at such meeting with strict impartiality and according to the best of such judge’s ability. Such judges shall decide upon the qualification of the voters and shall report the number of shares represented at the meeting and entitled to vote on such question, shall conduct and accept the votes, and, when the voting is completed, shall ascertain and report the number of shares voted respectively for and against the question. Reports of judges shall be in writing and subscribed and delivered by them to the Secretary of the Corporation. The judges need not be stockholders of the Corporation, and any officer of the Corporation may be a judge on any question other than a vote for or against a proposal in which such officer shall have a material interest.

SECTION 9.  Notice of Stockholder Business and Nominations.  In addition to the provisions governing a stockholder’s notice of nominations of persons for election to the Board or the proposal of other business to be considered by the stockholders provided for in Articles 11 and 12 of the Certificate of Incorporation:

    (A)           Such stockholder’s notice shall also set forth: (i) as to each person whom the stockholder proposes to nominate for election as a director, (a) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and (b) a description of any agreement, arrangement or understanding with any Noticing Person (defined below); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any interest in such business of such stockholder or the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to all Noticing Persons giving the notice (a) a description of any agreement, arrangement or understanding with respect to the nomination or proposal the Noticing Persons of such person (except that the term “Proposing Person” where it appears in sections (A)(1) and (2) of Section 3 shall be deemed to refer to the Noticing Person), (b) a representation that the stockholder of record submitting the notice is a holder of record of stock of the Corporation entitled to vote at such meeting, intends to continuously hold such stock of the Corporation through such meeting and intends to appear in person or by a qualified representative at the meeting to propose such business or nomination, and (c) a representation as to whether the stockholder of record submitting the notice or any Noticing Person intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (2) otherwise to solicit proxies from stockholders in support of such proposal or nomination.  The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.  The term “Noticing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation or associate (within the meaning of Rule 12b-2 under the Exchange Act for purposes of these Bylaws) of such stockholder or beneficial owner, and (iv) any other person with whom such stockholder or such beneficial owner (or any of their respective associates or other participants in such solicitation) is Acting in Concert.

    (B)           A Noticing Person shall update and supplement its notice to the Corporation of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 9 shall be true and correct as of the record date for notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof.

    (C)           The foregoing notice requirements of this Section 9 and Articles 11 and 12 of the Certificate of Incorporation shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

    (D)           Only such persons who are nominated in accordance with the procedures set forth in this Section 9 and Articles 11 and 12 of the Certificate of Incorporation shall be eligible to be elected at an annual meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 9 and Articles 11 and 12 of the Certificate of Incorporation.  The only matters that may be brought before a special meeting of stockholders are the matters specified in the notice of meeting given by or at the direction of the person calling the meeting pursuant Section 3 of these Bylaws, and stockholders shall not otherwise be permitted to nominate directors or propose business to be brought before a special meeting of stockholders.  Except as otherwise provided by law, the chairman of the meeting shall have the power and duty: (i) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 9 and Articles 11 and 12 of the Certificate of Incorporation (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (A)(iii)(c) of this Section 9) and (ii) if any proposed nomination or business was not made or proposed in compliance with this Section 9 and Articles 11 and 12 of the Certificate of Incorporation, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.  Notwithstanding the foregoing provisions of this Section 9 and Articles 11 and 12 of the Certificate of Incorporation, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear in person at the annual meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.  For purposes of this Section 9, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

    (E)           Notwithstanding the foregoing provisions of this Section 9 and Articles 11 and 12 of the Certificate of Incorporation, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 9 and Articles 11 and 12 of the Certificate of Incorporation; provided, however, that any references in these Bylaws or in the Certificate of Incorporation to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any business to be considered pursuant to this Section 9 and Articles 11 and 12 of the Certificate of Incorporation and compliance with this Section 9 and Articles 11 and 12 of the Certificate of Incorporation shall be the exclusive means for a stockholder to make nominations or submit other business matters brought properly under and in compliance with Rule 14a-8 of the Exchange Act.  Nothing in this Section 9 and Articles 11 and 12 of the Certificate of Incorporation shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (ii) of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

ARTICLE III:  BOARD OF DIRECTORS

SECTION 1.  General Powers.  Subject to any requirements in the Certificate of Incorporation, these Bylaws, and of the Delaware General Corporation Law as to action which must be authorized or approved by the stockholders, any and all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be under the direction of, the Board to the fullest extent permitted by law.  Without limiting the generality of the foregoing, it is hereby expressly declared that the Board shall have the following powers, to wit:

    (A)           to select and remove all of the officers, agents and employees of the Corporation, prescribe such powers and duties for them as may not be inconsistent with law, the Certificate of Incorporation or these Bylaws, fix their compensation, and require from them security for faithful service;

    (B)           to conduct, manage and control the affairs and business of the Corporation, and to make such rules and regulations therefor not inconsistent with law, the Certificate of Incorporation or these Bylaws, as it may deem best;

    (C)           to change the location of the registered office of the Corporation in Article I, Section 1 hereof; to change the principal office for the transaction of the business of the Corporation from one location to another as provided in Article I, Section 2 hereof; to fix and locate from time to time one or more subsidiary offices of the Corporation within or without the State of Delaware as provided in Article I, Section 3 hereof; to designate any place within or without the State of Delaware for the holding of any meeting or meetings of stockholders; and to adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, and in its judgment as it may deem best, provided such seal and such certificate shall at all times comply with the provisions of law;

    (D)           to authorize the issuance of shares of stock of the Corporation from time to time, upon such terms and for such considerations as may be lawful;

    (E)           to borrow money and incur indebtedness for the purposes of the Corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust and securities therefor; and

    (F)           by resolution adopted by a majority of the authorized number of directors, to designate an executive and other committees, each consisting of one or more directors, to serve at the pleasure of the Board, and to prescribe the manner in which proceedings of such committee or committees shall be conducted.

SECTION 2.  Number and Term of Office.  The authorized number of directors of the Corporation shall be not less than five (5) nor more than fifteen (15) until this Section 2 is amended by a resolution duly adopted by the Board or by the stockholders of the Corporation.  The exact number of directors shall be fixed from time to time within the limits specified by resolution of the Board or the stockholders.  Directors need not be stockholders.  Each of the directors of the Corporation shall hold office until such director’s successor shall have been duly elected and shall qualify or until such director shall resign or shall have been removed in the manner provided for in the Certificate of Incorporation.

SECTION 3.  Election of Directors.  Each director to be elected by the stockholders of the Corporation shall be elected by the affirmative vote of a plurality of the votes cast by the shares represented and entitled to vote at such meeting with respect to the election of such director.

SECTION 4.  Resignations.  Any director of the Corporation may resign at any time upon notice given in writing or by electronic transmission to the Board or to the Secretary of the Corporation.  Any such resignation shall take effect at the time specified therein, or, if the time be not specified, it shall take effect immediately upon receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 5.  Vacancies.  Except as otherwise provided in the Certificate of Incorporation, and subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, newly created directorships resulting from any increase in the number of directors or any vacancy on the Board resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by a sole remaining director.  Each director so chosen to fill a vacancy shall hold office until such director’s successor shall have been elected and shall qualify or until such director shall resign or shall have been removed.  No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

SECTION 6.  Place of Meeting.  The Board or any committee thereof may hold any of its meetings at such place or places within or without the State of Delaware as the Board or such committee may from time to time by resolution designate or as shall be designated by the person or persons calling the meeting or in the notice or a waiver of notice of any such meeting.  Directors may participate in any regular or special meeting of the Board or any committee thereof by means of conference telephone or similar communications equipment pursuant to which all persons participating in the meeting of the Board or such committee can hear each other, and such participation shall constitute presence in person at such meeting.

SECTION 7.  First Meeting.  The Board shall meet as soon as practicable after each annual election of directors, and notice of such first meeting shall not be required.

SECTION 8.  Regular Meetings.  Regular meetings of the Board may be held at such times as the Board shall from time to time by resolution determine.  If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding business day that is not a legal holiday.  Except as provided by law, notice of regular meetings need not be given.

SECTION 9.  Special Meetings.  Special meetings of the Board for any purpose or purposes shall be called at any time by the Chairman of the Board or, if the Chairman of the Board is absent or unable or refuses to act, by the Chief Executive Officer or the President.  Except as otherwise provided by law or by these Bylaws, special meetings of the Board shall be held upon at least four (4) days written notice or two (2) hours notice given personally, by telephone or by electronic transmission.  Any such notice shall be addressed or delivered to each director at such director’s address as is shown upon the records of the Corporation or as may have been given to the Corporation by the director for purposes of notice or, if such address is not shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held.  Notice by mail shall be deemed to have been given at the time such notice is deposited in the United States mails, postage prepaid.  Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for delivery or transmission.  Notice by electronic transmission shall be deemed to have been given at the time it is actually transmitted by the person giving the notice by electronic means to the recipient.  Oral notice shall be deemed to have been given at the time it is communicated, in person or by telephone or similar means of communication, to the recipient or to a person at the office of the recipient whom the person giving the notice has reason to believe will promptly communicate it to the recipient.  Except where otherwise required by law or these Bylaws, notice of the purpose of a special meeting need not be given.  Notice of any meeting of the Board shall not be required to be given to any director who is present at such meeting, except a director who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 10.  Quorum and Manner of Acting.  Except as otherwise provided in these Bylaws, the Certificate of Incorporation or by applicable law, the presence of a majority of the authorized number of directors shall be required to constitute a quorum for the transaction of business at any meeting of the Board, and all matters shall be decided at any such meeting, a quorum being present, by the affirmative vote of a majority of the directors present.  A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, provided any action taken is approved by at least a majority of the required quorum for such meeting.  In the absence of a quorum, a majority of directors present at any meeting may adjourn the same from time to time until a quorum shall be present.  Notice of any adjourned meeting need not be given.  The directors shall act only as a Board, and the individual directors shall have no power as such.

SECTION 11.  Action by Consent.  Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if consent in writing or by electronic transmission is given thereto by all members of the Board or of such committee, as the case may be, and such consent, electronic transmission or transmissions are filed with the minutes of proceedings of the Board or of such committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

SECTION 12.  Compensation.  Directors who are not employees of the Corporation or any of its subsidiaries may receive an annual fee for their services as directors in an amount fixed by resolution of the Board, and, in addition, a fixed fee, with or without expenses of attendance, may be allowed by resolution of the Board for attendance at each meeting, including each meeting of a committee of the Board.  Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation therefor.

SECTION 13.  Committees.  The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  Any such committee, to the extent provided in the resolution of the Board and subject to any restrictions or limitation on the delegation of power and authority imposed by applicable law, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.  Any such committee shall keep written minutes of its meetings and report the same to the Board at the next regular meeting of the Board.  Unless the Board or these Bylaws shall otherwise prescribe the manner of proceedings of any such committee, meetings of such committee may be regularly scheduled in advance and may be called at any time by the chairman of the committee or by any two (2) members thereof; otherwise, the provisions of these Bylaws with respect to notice and conduct of meetings of the Board shall govern.

SECTION 14.  Interpretation and Application of this Article.  The Board shall have the exclusive right and power to interpret and apply the provisions of this Article, including, without limitation, the adoption of written definitions of terms used in and guidelines for the application of this Article (any such definitions and guidelines shall be filed with the Secretary, and such definitions and guidelines as may prevail shall be made available to any stockholder upon written request).  Any such definitions or guidelines and any other interpretation or application of the provisions of this Article made in good faith shall be binding and conclusive upon the stockholders.

ARTICLE IV:  OFFICERS

SECTION 1.  Officers.  The officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents (the number thereof and their respective titles to be determined by the Board), a Secretary, a Treasurer and such other officers as may be appointed at the discretion of the Board in accordance with the provisions of Section 3 of this Article IV.  At the discretion of the Board, from time to time, the Chairman of the Board may be a director of the Corporation who is not an officer of the Corporation.

SECTION 2.  Election.  The officers of the Corporation, except such officers as may be appointed or elected in accordance with the provisions of Section 3 or Section 5 of this Article IV, shall be chosen annually by the Board at the first meeting thereof, and each officer shall hold office until such officer shall resign or shall be removed or otherwise disqualified to serve, or until such officer’s successor shall be elected and qualified.

SECTION 3.  Other Officers.  In addition to the officers chosen annually by the Board at its first meeting, the Board also may appoint or elect such other officers as the business of the Corporation may require, each of whom shall have such authority and perform such duties as are provided in these Bylaws or as the Board may from time to time specify, and shall hold office until such officer shall resign or shall be removed or otherwise disqualified to serve, or until such officer’s successor shall be elected and qualified.

SECTION 4.  Removal and Resignation.  Any officer may be removed, either with or without cause, by resolution of the Board passed by a majority of the directors at the time in office, at any regular or special meeting of the Board, or except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

SECTION 5.  Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointment to such office.

SECTION 6.  Chairman of the Board.  The Chairman of the Board shall preside at all meetings of stockholders and at all meetings of the Board.  The Chairman of the Board shall be a member of such committees, if any, and shall have such other powers and duties as may be prescribed by the Board or these Bylaws.

SECTION 7.  Chief Executive Officer.  The Chief Executive Officer shall, subject to the control of the Board, have general supervision, direction and control of the business and affairs of the Corporation.

SECTION 8.  President.  The President shall have such powers and perform such duties with respect to the administration of the business and affairs of the Corporation as may from time to time be assigned by the Chief Executive Officer or the Board, or as may be prescribed by these Bylaws.

SECTION 9.  Vice President.  Each Vice President shall have such powers and perform such duties with respect to the administration of the business and affairs of the Corporation as may from time to time be assigned to such Vice President by the Chief Executive Officer, the President or the Board, or as may be prescribed by these Bylaws.

SECTION 10.  Secretary.  The Secretary shall keep, or cause to be kept, at the principal office of the Corporation, or such other place as the Board may order, a book of minutes of all meetings of directors and stockholders, with the time and place of holding, whether regular or special, and if special, how authorized and the notice thereof given, the names of those present at meetings of directors, the number of shares present or represented at meetings of stockholders, and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the principal office of the Corporation’s transfer agent, a share register, or a duplicate share register, showing the name and address of each stockholder, the number of shares of each class held by such stockholder, the number and date of certificates issued for certificated shares, the number and date of issuance of uncertificated shares, and the number and date of cancellation of certificated shares surrendered for cancellation or for uncertificated shares.

The Secretary shall give, or cause to be given, notice of all meetings of stockholders and of the Board required by these Bylaws or by law to be given, and shall keep the seal of the Corporation in safe custody and, if necessary or appropriate, shall affix and attest the seal to all documents to be executed on behalf of the Corporation under its seal, and shall have such other powers and perform such other duties as may be prescribed by these Bylaws or assigned by the Board, the Chairman of the Board or any officer of the Corporation to whom the Secretary may report.  If for any reason the Secretary shall fail to give notice of any special meeting of the Board called by one or more of the persons identified in Article III, Section 9 hereof, then any such person or persons may give notice of any such special meeting.

SECTION 11.  Treasurer.  The Treasurer shall supervise, have custody of and be responsible for all funds and securities of the Corporation.  The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board or in accordance with authority delegated by the Board.  The Treasurer shall disburse the funds of the Corporation as may be ordered or authorized by the Board, shall render to the Board and the Chairman of the Board whenever they request it, an account of all of the Treasurer’s transactions, and shall have such other powers and perform such other duties as may be prescribed by these Bylaws or assigned by the Board, the Chairman of the Board or any officer of the Corporation to whom the Treasurer may report.

ARTICLE V:  CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

SECTION 1.  Execution of Contracts.  The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board or by these Bylaws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

SECTION 2.  Checks, Drafts, Etc.  All checks, drafts, or other orders for payment of money, notes or other evidence of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board.  Each such officer, assistant, agent or attorney shall give such bond, if any, as the Board may require.

SECTION 3.  Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select, or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board.  For the purpose of deposit and for the purpose of collection for the account of the Corporation, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary (or any other officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation who shall from time to time be determined by the Board) may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.

SECTION 4.  General and Special Bank Accounts.  The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board.  The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

ARTICLE VI:  SHARES AND THEIR TRANSFER

SECTION 1.  Certificates for Stock.  The shares of stock of the Corporation may be certificated or uncertificated, as provided under Delaware law.  Every holder of stock represented by certificates shall be entitled to have a certificate or certificates, to be in such form as the Board shall prescribe, certifying the number and class of shares of the stock of the Corporation owned by such holder.  The certificates representing certificated shares of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President, and by the Secretary or the Treasurer.  Any or all of the signatures on the certificates may be a facsimile.  In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any such certificate, shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue.  Every certificate surrendered to the Corporation for exchange or transfer shall be canceled, and no new certificate or certificates or uncertificated shares shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided for in Section 4 of this Article VI.

SECTION 2.  Transfers of Stock.  Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by such holder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer clerk or a transfer agent appointed as provided in Section 3 of this Article VI, and, if such shares are represented by a certificate, upon surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon.  The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes with regard to the Corporation.  Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be so expressed in the entry of transfer if, when the certificate or certificates shall be presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and the transferee request the Corporation to do so.

SECTION 3.  Regulations.  The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation.  It may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

SECTION 4.  Lost, Stolen, Destroyed, and Mutilated Certificates.  In any case of loss, theft, destruction, or mutilation of any certificate of stock, another certificate or uncertificated shares may be issued in its place upon proof of such loss, theft, destruction, or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board may direct; provided, however, that a new certificate or uncertificated shares may be issued without requiring any bond when, in the judgment of the Board, it is proper so to do.

SECTION 5.  Fixing Date for Determination of Stockholders of Record.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action.  If in any case involving the determination of stockholders for any purpose other than notice of or voting at a meeting of stockholders the Board shall not fix such a record date, then the record date for determining stockholders for such purpose shall be the close of business on the day on which the Board shall adopt the resolution relating thereto.  A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

ARTICLE VII:  MISCELLANEOUS

SECTION 1.  Seal.  The Board shall adopt a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words showing that the Corporation was incorporated in the State of Delaware.

SECTION 2.  Waiver of Notices.  Whenever notice is required to be given by these Bylaws or the Certificate of Incorporation or by law, the person entitled to said notice may waive such notice in writing, either before or after the time stated therein, and such waiver shall be deemed equivalent to notice.

SECTION 3.  Amendments.  Except as otherwise provided herein or in the Certificate of Incorporation, these Bylaws or any of them may be altered, amended, repealed or rescinded and new Bylaws may be adopted by the Board, subject to repeal or change by action of the stockholders at any annual or special meeting of stockholders, provided that notice of such proposed alteration, amendment, repeal, rescission or adoption is given in the notice of such meeting.

SECTION 4.  Representation of Other Corporations.  The Chairman of the Board, the Chief Executive Officer, the President, the Secretary or any Vice President of the Corporation is authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority herein granted to said officers to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other corporation or corporations may be exercised either by such officers in person or by any person authorized so to do by proxy or power of attorney duly executed by such officers.

    The undersigned Secretary of the Corporation hereby certifies that the foregoing Bylaws were adopted by the Board of Directors of the Corporation on the 13th day of June 2013 and by the Corporation’s stockholders on the 5th day of July 2013.

/s/ Charles De Tarr
Charles De Tarr, Secretary